EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Yorkshire & Lexington Towers Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Yorkshire & Lexington Towers Mortgage Loan prior to April 26, 2021, Torchlight Loan Services, LLC, as Special Servicer for the Yorkshire & Lexington Towers Mortgage Loan on and after April 26, 2021, Wells Fargo Bank, National Association, as Trustee for the Yorkshire & Lexington Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Yorkshire & Lexington Towers Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Yorkshire & Lexington Towers Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Yorkshire & Lexington Towers Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the BlueLinx Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the BlueLinx Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the BlueLinx Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the BlueLinx Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the BlueLinx Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the BlueLinx Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the City Square and Clay Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the City Square and Clay Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the City Square and Clay Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the City Square and Clay Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the City Square and Clay Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the City Square and Clay Street Mortgage Loan on and after November 1, 2021, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the CrossPoint Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CrossPoint Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CrossPoint Mortgage Loan, Citibank, N.A., as Custodian for the CrossPoint Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CrossPoint Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CrossPoint Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the AFIN Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the AFIN Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the AFIN Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AFIN Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the AFIN Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the AFIN Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 14, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)